CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT made as of April 20, 2023 between:

TERRASCEND GROWTH CORP., a corporation governed by the federal laws of Canada

(the “Corporation”)

- and –

TERINVEST LLC, a limited liability company existing under the laws of the State of Delaware

(the “Subscriber”).

WHEREAS the Subscriber wishes to purchase from the Corporation, and the Corporation wishes to sell to the Subscriber, two class A shares of the Corporation (each, a “Share”) at a price of $500,000 per Share (the “Subscription Price”) for an aggregate subscription amount of $1,000,000 (the “Subscription Amount”) payable on the Closing Date (as defined below).

NOW THEREFORE THIS SUBSCRIPTION AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the Parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1
Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Accredited Investor Status Certificate” has the meaning ascribed to such term in Section 7.1(k).

“Act” has the meaning ascribed to such term in Section 4.3(i).

“Advanced Put Notice” has the meaning ascribed to such term in Section 6.2.

“Aggregate Repurchase Price” has the meaning ascribed to such term in Section 6.1.

“affiliate” and “distribution” have the respective meanings ascribed to them in the Securities Act (Ontario).

“Approval Resolution” means the resolution of the TerrAscend Shareholders, which is to be considered at the TerrAscend Meeting with respect to the Proposed Transaction.

“Board” means the board of directors of the Corporation.

“Break Fee” means the amount determined by calculating the interest payable on the Subscription Amount from the date of this Subscription Agreement equal to 20% per annum calculated on the basis of a 365-day year whereby the rate used in such calculation is equivalent to the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.

“Cassels” means Cassels Brock & Blackwell, LLP, counsel to the Corporation.

“Closing” means the closing of the sale of the Purchased Securities hereunder.

“Closing Date” means the date on which the Closing occurs.

“Closing Document” means any document delivered at or subsequent to the Time of Closing as provided in or pursuant this Subscription Agreement.

“Credit Agreements” means, collectively, the Michigan Agreement, the TerrAscend NJ LLC Agreement and the WBD Holding PA Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” has the meaning ascribed to such term in the preamble of this Subscription Agreement.

“CSA” has the meaning ascribed to such term in Section 4.3(b).

“DEA” has the meaning ascribed to such term in Section 4.3(a).

“Dividend Amount” has the meaning ascribed to such term in Section 6.3.

“DOJ” has the meaning ascribed to such term in Section 4.3(a).

“Exchange” means the principal Canadian national or regional securities exchange on which the TerrAscend Shares are then listed, or, if the TerrAscend Shares are not then listed on a Canadian national or regional securities exchange, the principal other market on which the TerrAscend Shares are then traded.

“Exercise Notice” has the meaning ascribed to such term in Section 6.1.

“Fair Market Value” means, (i) if the shares are listed on only one stock exchange, the volume weighted average trading price per share on such stock exchange during the immediately preceding five Trading Days; or (ii) if the shares are listed on more than one stock exchange, the price as determined in accordance with clause (i) above for the primary stock exchange on which the greatest volume of trading of the shares occurred during the immediately preceding five Trading Days.

“FDA” has the meaning ascribed to such term in Section 4.3(d).

“Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

“FinCEN” has the meaning ascribed to such term in Section 4.3(f).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States as set forth in pronouncements, statements and opinions of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants.

“Going Public Event” means an initial public offering or business transaction involving the Corporation, including without limitation, a merger, amalgamation, arrangement, share exchange, take-over bid, capital pool transaction or any similar transaction resulting in the Shares or common shares of another issuer exchanged therefor being tradable securities listed on a recognized stock exchange.

“Government Authority” means any federal, national, supranational, state, provincial, local, foreign or other government, political subdivision, governmental, regulatory or administrative authority, agency, department, ministry, board, commission, task force or any court, tribunal, judicial, self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator or arbitral body, court or tribunal of competent jurisdiction, customs and any other regulatory or administrative equivalent governmental entity in any country or territory with jurisdiction over the Corporation or any Subsidiary.

“including” means including without limitation.

“IRS” has the meaning ascribed to such term in Section 4.3(a).

“Lender Consents” means, collectively, the consent, waiver or other agreement of the Lenders, as applicable, pursuant to the Credit Agreements as is necessary to permit the Proposed Transaction as determined by the Corporation, acting reasonably.

“Lenders” means, collectively, the Michigan Lenders, the TerrAscend NJ Lenders and the WBD Lenders.

“Material Adverse Effect” means any event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to any circumstance described in the following clauses shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur: (i) an event affecting (x) the United States or any other economy or foreign economies in general, or (y) capital or financial markets (including any disruption thereof) generally, including changes in interest or exchange rates and financial, credit, securities or currency markets (including any measure relating to COVID-19 or other public health matter), (ii) an event affecting political, regulatory or social conditions (including hostilities, acts of war (whether declared or undeclared), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing), (iii) an event in or affecting the industries in which the Corporation operates, (iv) an event directly attributable to the execution or the announcement of, or the consummation of the transactions contemplated by this Subscription Agreement, including the impact thereof on shortfalls or declines in revenue, margins or profitability, the loss of, or disruption in, any customer, supplier, vendor and/or other contractual relationships, or loss of personnel, (v) conditions resulting from actual or threatened earthquakes, hurricanes, floods, tornados, storms, weather conditions, fires or other natural disasters, epidemics, pandemics, disease outbreaks (including, for the avoidance of doubt, any effect resulting from, arising in connection with or otherwise related to COVID-19, including any Government Authority or public health authority’s response thereto, any loss of customers, suppliers, orders or contracts in connection therewith), public health emergencies, widespread occurrences of infectious diseases or natural disasters, (vi) any changes in applicable law or regulation, GAAP or the enforcement or interpretation thereof, or (vii) actions taken, to be taken or omitted pursuant to this Subscription Agreement, or taken or omitted with the Subscriber’s prior written consent.

“Memorandum” has the meaning ascribed to such term in Section 4.3(i).

“Michigan Agreement” means the credit agreement made by and among, inter alios, the Corporation, as parent and co-borrower, the credit parties and lenders party thereto and Chicago Atlantic Admin, LLC dated as of November 22, 2021, as amended by that certain Joinder, First Amendment to Credit Agreement and Security Agreements and Consent dated as of August 10, 2022 and Joinder and Second Amendment to Credit Agreement and Security Agreements dated as of November 29, 2022.

“Michigan Lenders” means the lenders party to the Michigan Agreement.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“NI 52-110” means National Instrument 52-110 - Audit Committees.

“Offering” means the offering of Shares to be issued and sold by the Corporation to the Subscriber pursuant to this Subscription Agreement on the Closing Date.

“Outside Date” means August 31, 2023 or such later date as may be agreed to in writing by the Parties.

“Parties” means the parties to this Subscription Agreement and “Party” means any one of them.

“PATRIOT Act” has the meaning ascribed to such term in Section 4.1(t).

“PCMLTFA” has the meaning ascribed to such term in Section 4.1(t).

“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“POCA” has the meaning ascribed to such term in Section 4.1(t).

“Proposed Transaction” means TerrAscend’s proposed internal reorganization in order to list the common shares of TerrAscend on the Toronto Stock Exchange, such reorganization to include, among other things, the Offering, which will result in all of the shares of the Corporation held by TerrAscend immediately prior to Closing being exchanged for non-voting non-participating exchangeable shares of the Corporation such that TerrAscend will no longer have voting control of the Corporation.

“Purchased Securities” has the meaning ascribed to such term in Section 2.1.

“Put Notice” has the meaning ascribed to such term in Section 6.2.

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to Securities Laws, or a person registered or otherwise required to be registered under the Securities Laws.

“Repurchase/Put Price” has the meaning ascribed to such term in Section 6.1.

“Required Board Criteria” means an individual who (i) is independent (as defined in NI 52-110) of TerrAscend and the Corporation; (ii) meets the qualification requirements to serve as a director under applicable laws and the rules of any stock exchange on which the TerrAscend Shares are then listed; (iii) is not subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the U.S. Securities Act; (iv) is not subject to any (A) criminal convictions, court injunction, or restraining orders; (B) order of a state or federal regulator; (C) SEC disciplinary order; (D) SEC cease-and-desist order; (E) SEC stop order; (F) suspension or expulsion from membership in a self-regulatory organization; or (G) U.S. Postal Service false representation orders; (v) [***] and (vi) [***].

“SEC” means the United States Securities and Exchange Commission.

“Section 280(E)” has the meaning ascribed to such term in Section 4.3(m).

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces/states and territories of Canada and the United States, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the provinces/states and territories of Canada and the United States.

“Shares” has the meaning ascribed to such term in the recitals to this Subscription Agreement.

“Side Letter” means the side letter agreement between Corporation, TerrAscend and the Subscriber.

“State and/or Local Cannabis Regulations” means any criminal, civil or administrative statute, regulation, ordinance, decree, court order or other proclamation having the force of law, enacted, adopted or issued by any state Government Authority or local Government Authority in the United States pertaining to the criminalization, decriminalization, regulation, or licensing of medical and/or recreational cannabis sales, consumption, cultivation, distribution, or storage.

“State and/or Local Cannabis License” means any license required by a state or municipality in order to operate a cannabis business or to own or lease property used by a cannabis business within that state or municipality’s jurisdiction.

“Subscriber” has the meaning ascribed to such term in the preamble of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Amount” has the meaning ascribed to such term in the recitals to this Subscription Agreement.

“Subscription Price” has the meaning ascribed to such term in the recitals to this Subscription Agreement.

“Subsidiary” means with respect to any Person, any other Person which is controlled directly or indirectly by that Person, and “Subsidiaries” means all of such other Persons.

“TerrAscend” means TerrAscend Corp.

“TerrAscend Meeting” means the annual general and special meeting of TerrAscend Shareholders to be called and held in accordance with applicable law to consider, among other things, the Approval Resolution.

“TerrAscend NJ LLC Agreement” means the loan agreement made by and among, inter alios, TerrAscend NJ LLC, HMS Processing LLC, HMS Hagerstown, LLC and HMS Health, LLC, collectively as borrower, the guarantors party thereto and Pelorus.

“TerrAscend NJ Lenders” means the lenders party to the TerrAscend NJ LLC Agreement.

“TerrAscend Shareholder Approval” means the requisite approval of the Approval Resolution by at least two thirds of the votes cast on the Approval Resolution by the TerrAscend Shareholders present in person or represented by proxy at the TerrAscend Meeting.

“TerrAscend Shareholders” means the shareholders of TerrAscend.

“TerrAscend Shares” means common shares in the capital of TerrAscend or, in the event that TerrAscend is acquired by a third-party, the shares of such Person, provided that the shares of such Person shall be listed on a recognized stock exchange in Canada or the United States.

“Time of Closing” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time as may be agreed to by the Parties;

“Trade Sanctions” has the meaning ascribed to such term in Section 4.1(u).

“Trading Day” means, with respect to an Exchange, a day on which such Exchange is open for the transaction of business.

“Transaction Documents” means this Subscription Agreement, the Protection Agreement, the Side Letter and the Closing Documents.

“Transfer” has the meaning ascribed to such term in Section 6.5.

“TSX” means the Toronto Stock Exchange.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means a “U.S. person” as such term is defined in Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“WBD Holding PA Agreement” means the credit agreement by and among, inter alios, WDB Holding PA, Inc., as borrower, the loan parties party thereto and Acquiom Agency Services LLC, dated as of December 18, 2020, as amended by Amendment No. 1 thereto, dated as of April 28, 2022 and Amendment No. 2, dated as of November 11, 2022.

“WBD Lenders” means the lenders party to the WBD Holding PA Agreement.

1.2
Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3
Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement and the schedules attached hereto, including the symbol “$”, are expressed in United States dollars.

1.4
Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

1.5
Schedules

The following Schedules are attached to and form an integral part of this Subscription Agreement:

Schedule “A” - Accredited Investor Status Certificate

Schedule “B” - Wire Instructions

ARTICLE 2

SUBSCRIPTION AND DESCRIPTION OF SECURITIES
2.1
Subscription for the Purchased Securities

The Subscriber agrees to subscribe for and purchase from the Corporation and the Corporation agrees to issue and sell to the Subscriber two Shares (the “Purchased Securities”), on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 3 hereto.

2.2
Satisfaction of the Subscription Amount
(a)
Upon execution by the Parties of this Subscription Agreement, in full satisfaction of the aggregate Subscription Amount for the Purchased Securities, the Subscriber shall pay, or cause to be paid, to Cassels, in trust, by wire transfer in immediately available funds, in accordance with the wire instructions attached as Schedule “B” hereto, or in any other manner agreed upon by the Parties, the amount equal to the Subscription Amount. At the Time of Closing on the Closing Date, which shall occur on or prior to the Outside Date, Cassels shall release the aggregate Subscription Amount to the Corporation.
(b)
If on or prior to the Time of Closing, the terms and conditions contained in this Subscription Agreement have been complied with and the Subscription Amount for the Purchased Securities subscribed for under this Subscription Agreement has been paid in accordance with Section 2.2(a), Cassels is irrevocably directed to release the Subscription Amount to the Corporation and to issue the Purchased Securities subscribed for hereunder.
(c)
The Subscriber, or any authorized agent thereof, agrees to indemnify and hold harmless the Corporation and Cassels for any losses, costs, damages, causes of action or other liability that the Corporation and Cassels may suffer or incur in connection with any act or omission by the Corporation or Cassels taken or made in connection with the release of the Subscription Amount pursuant to this Section 2.2; provided that the aggregate amount of all such losses, costs, damages, causes of action or other liability for which the Subscriber shall be liable under this Section 2.2 shall not exceed the Subscription Amount.
(d)
If this Subscription Agreement is terminated by either the Corporation or the Subscriber in accordance with ARTICLE 7, any payment delivered by the Subscriber to Cassels representing the aggregate Subscription Amount will be promptly returned to the Subscriber without interest or deduction. Each of the Subscriber and the Corporation, or any of their respective authorized agents, agree to indemnify and hold harmless Cassels for any losses, costs, damages, causes of action or other liability that Cassels may suffer or incur in connection with the return of the aggregate Subscription Amount to the Subscriber pursuant to this Section 2.2(d).
ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION
3.1
Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents and warrants to, and covenants with the Subscriber as follows and acknowledges that the Subscriber is relying on such representations, warranties and covenants in connection with the transactions contemplated herein:

(a)
The Corporation has: (i) been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it was incorporated; (ii) all requisite corporate power and capacity to carry on the business of the Corporation as now conducted and to own, lease and operate its properties and assets; (iii) all requisite corporate power and authority to execute and deliver this Subscription Agreement, documents and instruments to be executed and delivered by it pursuant to this Subscription Agreement, to perform its obligations hereunder and thereunder, to consummate the transactions contemplated herein and therein, and to issue and sell the Purchased Securities; and (iv) no proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up.
(b)
The Corporation is not in breach or default of, and the execution and delivery by the Corporation of this Subscription Agreement, documents and instruments to be executed and delivered by it pursuant to this Subscription Agreement, the performance by the Corporation of its obligations hereunder and thereunder, and the completion of the transactions contemplated herein and therein will not (whether after the passage of time or notice or both), constitute a violation or breach of or default under, or conflict with, or cause the acceleration of any provision of: (i) the constating documents of the Corporation or the resolutions of the Board, or any committee thereof, or the shareholders thereof; (ii) any contract to which the Corporation is a party or by which the assets of the Corporation are bound or affected; (iii) any ruling, injunction, judgment, decree or other order (whether preliminary, temporary or permanent), or any licences, permits, approvals, exemptions, consents, certificates, variances, registrations and authorizations of or from a governmental authority or otherwise necessary for carrying on the business of the Corporation; or (iv) any law applicable to the Corporation.
(c)
All necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Corporation so as to: (i) authorize the execution, delivery and performance of this Subscription Agreement; and (ii) validly issue and sell the Purchased Securities.
(d)
The execution and delivery of this Subscription Agreement and the performance by the Corporation of its obligations hereunder and the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Corporation and upon the execution and delivery of this Subscription Agreement shall constitute a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with their respective terms, provided that enforcement thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally; and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
(e)
At the Time of Closing, all consents, approvals, permits, authorizations or filings as may be required by the Corporation under applicable Securities Laws necessary for the execution and delivery of this Subscription Agreement and the issuance and sale of the Purchased Securities and the consummation of the transactions contemplated hereby shall have been made or obtained, as applicable, other than filings required to be submitted within the applicable time frame pursuant to applicable corporate laws and Securities Laws.
(f)
The form of certificate representing the Purchased Securities has been approved and adopted by the Board and does not conflict with any of the constating documents or applicable laws.
(g)
The Purchased Securities have been duly and validly authorized for issuance and when issued and delivered by the Corporation pursuant to this Subscription Agreement, the Purchased Securities will be validly issued as fully paid and non-assessable Shares.
ARTICLE 4

ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER
4.1
Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby acknowledges, represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)
The Subscriber confirms that it:
(i)
has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Purchased Securities, including the potential loss of its entire investment;

(ii)
is aware of the characteristics of the Shares and understands the risks relating to an investment therein; and
(iii)
is able to bear the economic risk of loss of its investment in the Purchased Securities.
(b)
The Subscriber further confirms that it has had an opportunity to receive, review and understand all information related to the Corporation requested by it and to ask questions of and receive answers from the Corporation regarding the Corporation, its business and the terms and conditions of the offering of the Purchased Securities, and has conducted and completed its own independent due diligence. Such Subscriber acknowledges that copies of the TerrAscend’s filings with the SEC are publicly available on the SEC’s EDGAR system and that the Subscriber has had the opportunity to review such filings. Based on the information such Subscriber has deemed appropriate, it has independently made its own analysis and decision to enter into this Subscription Agreement. Such Subscriber is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Subscription Agreement, the Purchased Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Corporation, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Subscriber shall modify, limit or otherwise affect the Subscriber’s right to rely on the Corporation’s representations and warranties contained in this Subscription Agreement.
(c)
The Subscriber was offered the Purchased Securities in, and is a resident of, or if not an individual has its head office, in the jurisdiction set out in the preamble of this Subscription Agreement and intends that the Securities Laws of that jurisdiction do and shall govern this subscription by the Subscriber, and is not aware of any reason why the laws of such jurisdiction would not govern such subscription. Such address was not created and is not used solely for the purpose of acquiring the Shares and the Subscriber was solicited to purchase in only such jurisdiction.
(d)
If the Subscriber is not a Person resident in Canada or the United States, the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Subscriber resides which would apply to this Subscription Agreement, if any, and the subscription for the Shares by the Subscriber is being made pursuant to exemptions under, and does not contravene any of the, applicable Securities Laws in the jurisdiction in which the Subscriber resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus, registration statement or similar document or to register the Shares or to be registered with or to file any report or notice with any governmental or regulatory authority or to otherwise comply with any continuous disclosure obligations under the applicable Securities Laws of the jurisdiction in which the Subscriber resides.
(e)
The Subscriber understands and acknowledges that the Shares are being offered for sale only on a private placement basis and the sale and delivery of the Purchased Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement.

(f)
The Subscriber is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act, the Subscriber has properly completed, executed and delivered to the Corporation this Subscription Agreement and Schedule “A” (the Accredited Investor Status Certificate), as applicable, and the acknowledgements, representations, warranties covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Time of Closing. The Subscriber was not created, and is not being used, solely to purchase and hold securities in reliance on an exemption from prospectus requirements under applicable Securities Laws and US securities laws. The Subscriber covenants to provide prompt written notice to the Corporation in the event it ceases to be an accredited investor at any time in the future during which the Subscriber continues to hold any of the Purchased Securities or any other securities of the Corporation. The Subscriber is purchasing the Purchased Securities for investment purposes only and not with a view to resale or distribution of any of the Purchased Securities, and not in a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a distribution that would be in violation of the U.S. Securities Act. The Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the U.S. Securities Act without prejudice, however, to such Subscriber’s right at all times to sell or otherwise dispose of all or any part of the Purchased Securities in compliance with applicable federal and state securities laws.
(g)
The Subscriber is aware that the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that the Shares may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and applicable state securities laws or compliance with the requirements of an exemption from registration therefrom and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act or applicable state securities laws in respect of such securities. In addition, it is understood that certificates or book-entry positions evidencing the Purchased Securities may bear restrictive legends.
(h)
The Subscriber confirms that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act.
(i)
The Subscriber has not effected this transaction by or through a broker-dealer in any public offering.
(j)
The Subscriber is not purchasing the Purchased Securities as the result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S of the U.S. Securities Act).
(k)
The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Purchased Securities and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, if applicable, the Securities

Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.
(l)
The Subscriber is subscribing for the Purchased Securities as principal for its own account and not for the benefit of any other Person (within the meaning of applicable Securities Laws).
(m)
If the Subscriber is:
(i)
a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Securities as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof, and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;
(ii)
a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Securities as contemplated herein and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement; or
(iii)
an individual, the Subscriber is of the full age of majority in his or her jurisdiction of residence and is legally competent to execute, deliver and be bound by the terms of this Subscription Agreement, to subscribe for the Purchased Securities contemplated herein and to observe and perform his or her covenants and obligations hereunder.
(n)
If the Subscriber is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Subscriber was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption.
(o)
The Subscriber will execute and deliver within the applicable time periods all documentation as may be required by applicable Securities Laws to permit the purchase of the Purchased Securities on the terms set forth herein and the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Purchased Securities as may be required by applicable Securities Laws or any securities regulatory authority, stock exchange or other regulatory authority.
(p)
The Subscriber has been advised to consult its own legal advisors with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated herein, including trading in the Shares with respect to the hold periods imposed by the Securities Laws of the jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made by the Corporation respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are, that the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and that the Subscriber (or others for whom it is contracting hereunder) is aware that it may not resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.
(q)
The Subscriber has not received or been provided with a prospectus, offering memorandum or any material that in the aggregate may be reasonably deemed to constitute an offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Shares, and the Subscriber’s decision to subscribe for the Purchased Securities was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation, or any employee, agent or affiliate thereof or any other person associated therewith, except as set forth herein. The Subscriber’s decision to subscribe for the Purchased Securities was based solely upon this Subscription Agreement and any information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Corporation).
(r)
Neither the Corporation, nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations:
(i)
that any Person will resell or repurchase the Purchased Securities;
(ii)
that any Person will refund all or any part of the Subscription Amount;
(iii)
as to the future price or value of Shares; or
(iv)
that the Corporation will be able to complete a Going Public Event.
(s)
The subscription for the Purchased Securities has not been made through or as a result of, and the distribution of the Shares is not being accompanied by any general or public solicitation or general advertisement, or publicly disseminated advertisements or sales literature, including without limitation in printed public media, radio, television or telecommunications or similar media, including electronic display, or any seminar or meeting to which the Subscriber was invited by any of the foregoing means of communications.
(t)
The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the United Kingdom’s Proceeds of Crime Act 2002 (the “POCA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA, POCA or the PATRIOT Act. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.
(u)
The Subscriber is not a person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al- Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran, the United Nations Cote d’Ivoire Regulations, the United Nations Democratic Republic of the Congo Regulations, the United Nations Liberia Regulations, the United Nations Sudan Regulations, the Special Economic Measures (Zimbabwe) Regulations or the Special Economic Measures (Burma) Regulations, the Special Economic Measures (Ukraine) Regulations, the Special Economic Measures (Russia) Regulations, or the Freezing Assets of Corrupt Foreign Officials Act (collectively, the “Trade Sanctions”). The Subscriber acknowledges that the Corporation may in the future be required by law to disclose the name and other information of the Subscriber related to the acquisition of the Purchased Securities hereunder pursuant to the Trade Sanctions.
4.2
Acknowledgments and Covenants of the Subscriber

The Subscriber hereby acknowledges to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgements and covenants in connection with the transactions contemplated herein:

(a)
It has had the opportunity to ask and have answered any and all questions which the Subscriber wished to have answered with respect to the subscription for the Purchased Securities made hereunder.
(b)
The offer of the Shares does not constitute a recommendation to purchase the Shares or financial product advice and the Subscriber acknowledges that the Corporation has not had regard to the Subscriber’s particular objectives, financial situation or needs.
(c)
There are risks associated with the purchase of the Purchased Securities and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Shares nor have any such agencies or authorities made any recommendations or endorsement with respect to the Shares.
(d)
The Corporation is not now a “reporting issuer” under the Securities Laws of any province or territory of Canada, the Corporation has no obligation to become a reporting issuer and there is no guarantee that it will become a reporting issuer in the future. The Subscriber further acknowledges that as a result of the Corporation not being a reporting issuer, the Shares will be subject to an indefinite “restricted period” under applicable Securities Laws of four months and a one day from the later of the Closing Date and the date the Corporation becomes a reporting issuer under the Securities Laws of any province or territory of Canada, unless a prospectus is filed in accordance with applicable Securities Laws qualifying the distribution of the Shares. The Subscriber further acknowledges that during such indefinite “restricted period”, the Subscriber may not trade the Shares under applicable Canadian Securities Laws without filing a prospectus in accordance with such laws or being able to rely on one of the limited exemptions under applicable Canadian Securities Laws.
(e)
The Shares will be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable Securities Laws, and the Subscriber covenants that it will not resell the Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is not in any way responsible) for such compliance.
(f)
The Subscriber’s ability to transfer the Shares is limited by, among other things, applicable Securities Laws.
(g)
The Shares purchased hereunder shall have imprinted on or attached to certificates issued in respect thereof, a legend setting out resale restrictions under applicable Securities Laws and US securities laws substantially in the following form (and with the necessary information inserted):

“THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OF AMERICA BUT HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR RESALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

(h)
The Corporation is a private company and does not have any of its securities listed on a stock exchange, and there is no assurance that a Going Public Event will be completed, or that its securities will ever become publicly listed.

(i)
There is no market for the Purchased Securities and there is no assurance that a market will ever develop.
(j)
The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Purchased Securities pursuant to such exemption:
(i)
certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission, or damages and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber;
(ii)
the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;
(iii)
the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws; and
(iv)
the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.
(k)
In purchasing the Purchased Securities, the Subscriber has relied solely upon this Subscription Agreement and publicly available information relating to the Corporation, not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation or any of its directors, officers, employees, agents or representatives.
(l)
The offer, issuance, sale and delivery of the Purchased Securities is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Purchased Securities under applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.
(m)
The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber. However, there is no assurance that any future financings will be available, on reasonable terms or at all, and if not so available, could have a Material Adverse Effect on the Corporation’s business, financial condition, performance or prospects.
(n)
The Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.
(o)
This offer to subscribe is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation.

(p)
There is no government or other insurance covering the Shares.
(q)
Legal counsel retained by the Corporation is acting as counsel to the Corporation, and not as counsel to the Subscriber.
(r)
The Subscriber acknowledges that this Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation determining the Subscriber’s eligibility to purchase the Purchased Securities under the Securities Laws and other applicable securities laws. The Subscriber’s personal information may be disclosed by the Corporation to: (i) stock exchanges or securities regulatory authorities; (ii) the Canada Revenue Agency or other taxing authorities; and (iii) any of the other parties involved in the Offering, including legal counsel to the Corporation and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.
4.3
Industry Specific Acknowledgements and Risks of the Subscriber

The Subscriber acknowledges and agrees that the Corporation is and will continue to be subject to, among other things, the following risks and uncertainties:

(a)
Nature of the business model. Since the cultivation, manufacturing, possession and distribution of cannabis for medical, adult-use (i.e., recreational) or otherwise, that is not related to research sanctioned by the United States federal government, is prohibited under Federal Cannabis Laws, it is possible that the Corporation may be forced to cease certain of the Corporation’s proposed activities. The United States federal government, through, among others, the Department of Justice (“DOJ”), its sub-agency the Drug Enforcement Agency (“DEA”), and the Internal Revenue Service (“IRS”), have the right to actively investigate, audit and shutdown cannabis growing facilities, processors and retailers. The United States federal government may also attempt to seize property. Any action taken by the DOJ, the DEA and/or the IRS to impede, seize or shutdown the Corporation’s future operations will have an adverse effect on the Corporation’s business, operating results and financial condition.
(b)
Some of the Corporation’s planned business activities, while believed to be compliant with State and/or Local Cannabis Regulations, are prohibited under Federal Cannabis Laws. The Subscriber is cautioned that in the United States, medical and adult-use cannabis industry operations are largely regulated at the state and local levels. Although certain states and territories of the United States authorize medical and/or adult-use cannabis cultivation, manufacturing and distribution by operating entities licensed or registered under State and/or Local Cannabis Regulations, under Federal Cannabis Laws, the possession, cultivation, manufacturing and distribution of cannabis, for any purpose other than DEA-sanctioned research, and any related drug paraphernalia, is prohibited, and constitute criminal acts under Federal Cannabis Laws, including the Controlled

Substances Act (“CSA”). The Subscriber’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, incarceration and/or forfeiture of his, her or its entire investment.

Violations of any Federal Cannabis Laws could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including but not limited to disgorgement of profits, cessation of business activities or divestiture. This could have a Material Adverse Effect on the Corporation, including the Corporation’s reputation and ability to conduct business, the Corporation’s holding (directly or indirectly) of State and/or Local Cannabis Licenses, the Corporation’s financial position, operating results, profitability or liquidity or the market price of the Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

In addition, since the possession, cultivation, manufacturing, and distribution of cannabis and any related drug paraphernalia is prohibited under Federal Cannabis Laws, the Corporation may be deemed to be aiding-and-abetting criminal activities through the contracts the Corporation has entered into and the products that the Corporation distributes. The Corporation cultivates and manufactures cannabis, and distributes cannabis products through operating dispensaries, and otherwise, lease intellectual property and/or real property in a number of states. As a result, law enforcement authorities, in their attempt to regulate the illicit distribution of cannabis and any related drug paraphernalia, may seek to bring an action or actions against the Corporation, including, but not limited to, aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” As a result of such an action, the Corporation may be forced to cease certain operations and the Subscriber could lose its entire investment. Such an action would have a Material Adverse Effect on the Corporation’s business and operations.

State and/or Local Cannabis Regulations are relatively new and constantly evolving, so there are uncertainties as to how the state authorities will interpret and administer applicable regulatory requirements. Any determination that the Corporation fails to comply with State and/or Local Cannabis Regulations would require the Corporation either to significantly change or terminate lines of business, or the business as a whole, which would have a Material Adverse Effect on the Corporation’s business.

(c)
Regulatory risks are inherent to the Corporation. The activities of the Corporation are subject to regulation by Government Authorities. The Corporation’s business objectives are contingent upon, in part, compliance with regulatory requirements enacted by these Government Authorities and obtaining all regulatory approvals, where necessary, for the distribution of products in each jurisdiction in which the Corporation proposes to operate. The Corporation cannot predict the time required to secure all appropriate regulatory approvals, or the extent of testing and documentation that may be required by Government Authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a Material Adverse Effect.

No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail the Corporation’s ability to cultivate, manufacture, or distribute cannabis. Amendments to current laws and regulations governing the cultivation, manufacturing, or distribution of cannabis, or more stringent implementation thereof could have a Material Adverse Effect on the Corporation.

(d)
Regulatory scrutiny of the Corporation’s industry may negatively impact its ability to raise additional capital. The Corporation’s business activities are expected to rely on newly established and developing laws and regulations, including in a number of states. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Corporation’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny of the Food and Drug Administration (the “FDA”), the Alcohol and Tobacco Tax and Trade Bureau; the Bureau of Alcohol, Tobacco, Firearms, and Explosives; Securities and Exchange Commission; DOJ; the Financial Industry Regulatory Advisory or other federal, state or other applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the cultivation, manufacture, and distribution of cannabis for medical or adult-use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the Corporation’s industry may adversely affect the business and operations of the Corporation, including without limitation, the costs to remain compliant with applicable laws and the impairment of the Corporation’s business or the ability to raise additional capital, which could reduce, delay or eliminate any return on investment in the Corporation.
(e)
The size of the Corporation’s target market is difficult to quantify and the Subscriber will be reliant on its own estimates on the accuracy of market data. Because the cannabis industry is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for the Subscriber to review in deciding about whether to invest in the Corporation and, few, if any, established companies whose business model the Corporation can follow or upon whose success the Corporation can build. Accordingly, the Subscriber will have to rely on its own estimates in deciding about whether to invest in the Corporation. There can be no assurance that the Corporation’s estimates will be accurate or that the market size is sufficiently large for its business to grow as projected or anticipated, which may negatively impact its financial results.
(f)
The Corporation may have difficulty accessing the service of banks and processing credit card payments in the United States, which may make it difficult for the Corporation to operate. In February 2014, the Financial Crimes Enforcement Network (“FinCEN”) bureau of the Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis businesses, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions are not comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Corporation may have limited or no access to banking or other financial services in the United States and may have to operate the Corporation’s business on an all-cash basis. The inability or limitation in the Corporation’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments in the United States may make it difficult for the Corporation to operate and conduct business as planned.
(g)
Federal trademark and patent protection may not be available for the intellectual property of the Corporation due to the current classification of marijuana as a Schedule I controlled substance. As long as marijuana remains illegal under Federal Cannabis Laws as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to the Corporation. As a result, the Corporation’s intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Corporation can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level.
(h)
The Corporation’s contracts may not be legally enforceable in the United States. Because certain of the Corporation’s contracts involve cannabis and other activities that are not legal under Federal Cannabis Laws and in certain state jurisdictions including Delaware, the Corporation may face difficulties enforcing such contracts in federal and certain state courts.
(i)
There is uncertainty surrounding the policies of the United States federal government. As a result of the conflict of laws that currently exists between Federal Cannabis Laws and the State and/or Local Cannabis Regulations, investments in cannabis business in the United States are subject to inconsistent laws and regulation. The response to this inconsistency was addressed in August 2013 when then Deputy Attorney General, James Cole, authored the Cole Memorandum (the “Memorandum”). The Memorandum was addressed to all U.S. Attorneys acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states enacted State and/or Local Cannabis Regulations for medical and adult-use purposes. The Memorandum outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the Memorandum noted that in jurisdictions that enacted State and/or Local Cannabis Regulations and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those State and/or Local Cannabis Regulations is less likely to be a priority at the federal level. In light of limited investigative and prosecutorial resources, the Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where State and/or Local Cannabis Regulations had been enacted were not characterized as a high priority.

On January 4, 2018, then U.S. Attorney General Jeff Sessions issued a memorandum to U.S. Attorneys which rescinded the Memorandum. With the Memorandum rescinded, U.S. federal prosecutors can exercise their discretion, without regard to the priorities enumerated in the Memorandum, in determining whether to prosecute cannabis-related operations that are compliant with State and/or Local Cannabis Regulations but that violate Federal Cannabis Laws.

On March 11, 2021, Merrick Garland was appointed as U.S. Attorney General. At his confirmation hearing, he said, “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise”. He has not yet reissued the Cole Memorandum, however, or issued substitute guidance. In the 2023 Consolidated Appropriations Act (the “Act”), Congress included the Rohrabacher-Farr amendment which prohibits the Department of Justice from spending funds authorized under the Act to interfere with the implementation of state laws that authorize the use, distribution, possession, or cultivation of medical cannabis until September 30, 2023.

Multiple legislative and executive administrative reforms related to cannabis and cannabis-related banking and taxation are currently being considered by the federal government in the United States. Examples include President Biden’s mandate for administrative review of rescheduling cannabis to a lower schedule on the CSA; the States Reform Act; the Cannabis Administration and Opportunity Act; the Marijuana Opportunity, Reinvestment and Expungement Act; the Secure and Fair Enforcement (SAFE) Banking Act; and the Capital Lending and Investment for Marijuana Businesses (CLIMB) Act; H.R. 9702 to amend the Internal Revenue Code of 1986 to allow deductions and credits relating to expenditures in connection with marijuana sales conducted in compliance with State law. There can be no assurance that the administrative review of cannabis will result in rescheduling of cannabis under the CSA, or that any of the above pieces of legislation will be reintroduced in the 118th Congress or ultimately become law in the United States.

(j)
Due to the classification of marijuana as a Schedule I controlled substance under the CSA, banks and other financial institutions which service the cannabis industry are at risk of violating certain financial laws, including anti-money laundering statutes. Because the cultivation, manufacture, and distribution of cannabis is prohibited under the CSA, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA. The Corporation may also be exposed to the foregoing risks. In the event that any of the Corporation’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation.

(k)
Third-party service providers to the Corporation may withdraw or suspend their service under threat of prosecution. Since under Federal Cannabis Laws the possession, cultivation, manufacturing, and distribution of cannabis and any related drug paraphernalia is prohibited, and any such acts are criminal acts under Federal Cannabis Laws, companies that provide goods and/or services to companies engaged in cannabis-related activities may, under threat of federal civil and/or criminal prosecution, suspend or withdraw their services. Any suspension of service and inability to procure goods or services from an alternative source, even on a temporary basis, that causes interruptions in the Corporation’s operations could have a Material Adverse Effect on the Corporation’s business.
(l)
FDA regulation of medical-use cannabis and the possible registration of facilities where cannabis is cultivated, manufactured, and/or distributed could negatively affect the medical-use cannabis industry, which would directly affect the Corporation’s financial condition. Should the federal government legalize cannabis for medical or adult-use use, it is possible that the FDA, would seek to regulate it under the Federal Food, Drug and Cosmetic Act. Additionally, the FDA may issue rules and regulations including, but not limited to, good manufacturing practice, related to the cultivation, manufacturing, advertising, and distribution of cannabis. Clinical trials may be needed to demonstrate efficacy and safety to support medical claims. It is also possible that the FDA would require that facilities where cannabis is cultivated, manufactured, and/or distributed register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, it is unknown what the impact would be on the cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If the Corporation is unable to comply with the regulations or registration as prescribed by the FDA it may have a Material Adverse Effect on the Corporation’s business, operating results and financial condition.
(m)
The Corporation is likely subject to Section 280E of the Code because of its business activities and the resulting disallowance of tax deductions could cause it to incur more than anticipated U.S. federal income tax. Under Section 280E of the Code (“Section 280E”), “no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted.” Cannabis is classified under schedule I of the CSA. Consequently, this provision has been applied by the IRS to cannabis operations, prohibiting them from deducting ordinary business expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis operations, but a lesser impact on cultivation and manufacturing operations. A result of Section 280E is that the effective tax rate on cannabis businesses may be extraordinarily high, and an otherwise profitable business may, in fact, operate at a loss, after taking into account its income tax expenses.
(n)
The Corporation’s operations in the United States may become the subject of heightened scrutiny by regulators and other authorities. The Corporation may be subject to significant direct and indirect interaction with public officials as a result of such heightened scrutiny. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to operate or invest in the United States or any other jurisdiction. Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of medical-use and/or adult-use cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to regulate medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Corporation could expand. Any inability to fully implement the Corporation’s expansion strategy may have a Material Adverse Effect.
(o)
Your investment in the Corporation may itself be illegal under U.S. federal law; changes in federal enforcement affecting the cannabis industry may cause adverse effects on the Corporation’s business. Overall, an investor’s contribution to and involvement in the Corporation’s activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

The Corporation is complying with state-regulated cannabis programs, regardless of its legal status under U.S. federal law, and your investment has been designed to be compliant with all applicable state laws and regulations to which the Corporation are subject; however, under U.S. federal law, such investments may be considered illegal under the CSA (particularly 21 U.S.C. § 854) or other indirect criminal liability theories such as aiding and abetting or conspiracy. Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes (18 U.S.C. § 1956), the unlicensed money transmitter statute and the U.S. Bank Secrecy Act. If the federal government were to reverse its long-standing hands-off approach to the state legal cannabis markets and start more broadly enforcing federal laws regarding cannabis, investors or the Corporation itself could also face criminal liability; in the event that investors or the Corporation faces enforcement it would likely be unable to execute its business plan, and its business and financial results would be adversely affected.

(p)
The Corporation, its officers, investors or other stakeholders may be required to disclose personal information to government or regulatory entities; failing to do so could negatively impact the Corporation’s business, financial conditions or results of operations. The Corporation to operate a U.S. state-licensed cannabis business. Acquiring even a minimal or indirect interest in a U.S. state-licensed cannabis business can trigger requirements to disclose officers’, investors’ and other stakeholders’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers and holders of more than a specified percentage of equity of the applicant. While some states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a U.S. securities exchange. If these regulations apply to the Corporation, investors, officers and other stakeholders are required to comply with such regulations, or face the possibility that any relevant cannabis license indirectly held by the Corporation could be revoked or cancelled by the state licensing authority.

4.4
Reliance on Representations, Warranties, Covenants and Acknowledgements of the Subscriber

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber’s eligibility to purchase the Purchased Securities. The Subscriber agrees to promptly provide, upon request, any additional information that the Corporation determines is necessary for determining or substantiating the Subscriber’s eligibility to participate in this Offering.

The Subscriber further agrees that by accepting the Purchased Securities, the Subscriber shall be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Time of Closing with the same force and effect as if they had been made by the Subscriber at the Time of Closing.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1
Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Subscriber for a period of six months following Closing, in each case notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto.

5.2
Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Corporation for a period of six months following the Closing, in each case notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Shares.

ARTICLE 6

SUBSCRIBER RIGHTS AND TRANSFERABILITY OF PURCHASED SECURITIES

6.1
Repurchase Rights

The Corporation shall have the right, but not the obligation, at any time, to purchase all of the Shares owned by the Subscriber for an amount equal to the sum of: (a) the Repurchase/Put Price; plus (b) the amount equal to 40% of the Subscription Amount less the aggregate Dividend Amounts paid to the Subscriber as of the date of the Exercise Notice (collectively, the “Aggregate Repurchase Price”), which Repurchase/Put Price shall be payable in either cash or TerrAscend Shares, as determined in the sole discretion of the Subscriber, subject to compliance with applicable law. The Corporation shall exercise such purchase rights by written notice (“Exercise Notice”) given to the Subscriber and the Corporation shall either pay to the Subscriber: (i) an amount in cash equal to the Aggregate Repurchase Price payable to the Subscriber by wire transfer of immediately available funds; or (ii) the Corporation shall (A) cause TerrAscend to issue the number of TerrAscend Shares having an aggregate value equal to the aggregate Repurchase/Put Price payable to the Subscriber, to be determined by dividing such aggregate Repurchase/Put Price by the Fair Market Value of a TerrAscend Share measured as of the second Trading Day immediately preceding the date of issuance and (B) pay to the Subscriber an amount in cash equal to 40% of the Subscription Amount less the aggregate Dividend Amounts paid to the Subscriber as of the date of the Exercise Notice. The Corporation may assign its rights under this Section 6.1 to any Person. The closing of any such purchase and sale transaction shall occur within 30 days of the Corporation (or its assignee) delivering the Exercise Notice. The Subscriber agrees that it will perform its obligations hereunder and will ratify and confirm all that the Corporation may do or cause to be done pursuant to the foregoing. The Subscriber agrees that it shall execute and deliver all documents and agreements, and take all other actions, that the Corporation may reasonably request in order to consummate any repurchase as contemplated herein.

For purposes of this Section 6.1 and Section 6.2, “Repurchase/Put Price” means, on a per Share basis, the greater of: (i) the Subscription Price; and (ii) the fair market value of a Share, which shall be equal to the product obtained by multiplying 322,580.65 by the volume-weighted average price of the TerrAscend Shares on the Exchange during the 20 consecutive Trading Days ending on the day immediately preceding the Exercise Notice or Advanced Put Notice, as the case may be.

6.2
Put Right

The Subscriber shall have the right, but not the obligation, at any time after four months’ advanced written notice (the “Advanced Put Notice”), with such notice to be effective only on or after the five year anniversary of the Closing, to put all (and only all) of the Shares owned by the Subscriber to the Corporation at the Repurchase/Put Price, which shall be payable in either cash or TerrAscend Shares, as determined in the sole discretion of the Subscriber, subject to compliance with applicable law. The Subscriber shall exercise such put right by written notice (“Put Notice”) given to the Corporation and the Corporation shall either pay to the Subscriber: (i) an amount in cash equal to the aggregate amount of the Repurchase/Put Price payable to the Subscriber by wire transfer of immediately available funds; or (ii) the Corporation shall cause TerrAscend to issue the number of TerrAscend Shares having an aggregate value equal to aggregate Repurchase/Put Price payable to the Subscriber to be determined by dividing such aggregate Repurchase/Put Price by the Fair Market Value of a TerrAscend Share measured as of the second Trading Day immediately preceding the date of issuance. The closing of any such purchase and sale transaction shall occur within 30 days of the Subscriber delivering the Put Notice. The Corporation agrees that it shall, and shall cause TerrAscend to, execute and deliver all documents and agreements, and take all other actions, that the Subscriber may reasonably request in order to consummate any sale as contemplated herein.

6.3
Dividend Rights

Commencing on the date of this Subscription Agreement until such time as the Subscriber no longer owns any Shares, the Subscriber shall have the right, to the extent permitted under applicable law, to receive dividends, paid annually in cash, in an amount equal to 20% of the Subscription Amount (the “Dividend Amount”); provided that in the event this Subscription Agreement is terminated in accordance with the terms hereof and Closing does not occur, the Dividend Amount shall not be payable to the Subscriber.

6.4
Appointment Rights

For so long as the Subscriber owns 10% or more of the issued and outstanding Shares, the Subscriber shall have the right to appoint one director to the Board, provided that such appointee must meet the Required Board Criteria.

6.5
No Transfer

The Subscriber agrees that the Subscriber will not, directly or indirectly, voluntarily or involuntarily Transfer any of its Shares, provided, however, that the Subscriber may Transfer its Shares to an affiliate or for bona fide estate planning purposes. Any Transfer or attempted Transfer of any Shares in violation of this Subscription Agreement shall be null and void, no such Transfer shall be recorded on the

Corporation’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue to be treated) as the owner of such Shares for all purposes of this Subscription Agreement and the Corporation’s books.

For purposes of this Section 6.5, “Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Shares owned by a Person or any interest (including a beneficial interest) in any Shares owned by a Person.

ARTICLE 7

CONDITIONS PRECEDENT

7.1
Corporation’s Conditions Precedent for Closing

The obligations of the Corporation to complete the transactions contemplated herein are subject to the fulfilment prior to or at the Time of Closing of each of the following conditions:

(a)
the representations and warranties made by the Subscriber under this Subscription Agreement shall be true in all material respects as of the Time of Closing, other than those representations and warranties which are qualified by materiality, which shall be true in all respects as of the Time of Closing, provided that those representations and warranties which are expressly made only as of an earlier fixed date will be assessed only as of such earlier date;
(b)
the Subscriber shall have complied in all material respects with all covenants and agreements herein agreed to be performed or caused to be performed by it;
(c)
the issue and sale and delivery of the Purchased Securities being exempt from the requirement to file a prospectus, registration statement or similar document and the requirement to deliver an offering memorandum or similar document under applicable Securities Laws relating to the sale of the Purchased Securities;
(d)
all Lender Consents shall have been obtained;
(e)
Shareholder Approval shall have been obtained;
(f)
the Corporation being continued into the Province of Ontario;
(g)
TerrAscend shall have obtained conditional approval from the TSX for the listing of the TerrAscend Shares on the TSX;
(h)
The bylaws of the Corporation shall have been amended as determined by TerrAscend in its sole and absolute discretion;
(i)
no action shall have been taken by any Government Authority prohibiting or making illegal the execution and delivery of this Subscription Agreement or any transaction contemplated by this Subscription Agreement;
(j)
no action, suit or proceeding shall have been instituted and be continuing by any Person to restrain, modify or prevent the consummation of the transactions contemplated by this Subscription Agreement;

(k)
the Subscriber shall have properly completed, signed and delivered to the Corporation Schedule “A” (the “Accredited Investor Status Certificate”); and
(l)
the Subscriber shall have executed and delivered each of the Transaction Documents to which it is a party.

In case any of the foregoing conditions cannot be fulfilled on or before the Outside Date to the satisfaction of the Corporation, acting reasonably, the Corporation may terminate this Subscription Agreement by notice to the Subscriber and Cassels and in such event the Subscriber and the Corporation shall be released from all obligations hereunder and upon receipt of such termination notice, Cassels is irrevocably directed to release the Subscription Amount to the Subscriber; provided, however, that the Corporation may waive compliance with any condition, in whole or in part, without prejudice to its rights of termination in the event of the non-fulfillment of any other condition or conditions, and that the Closing of the transactions contemplated by this Subscription Agreement shall be deemed to be a waiver of any unfulfilled conditions.

7.2
Subscriber’s Conditions Precedent for Closing

All obligations of the Subscriber to purchase the Purchased Securities under this Subscription Agreement are subject to the fulfillment prior to or at the Time of Closing of each of the following conditions:

(a)
the representations and warranties made by the Corporation under this Subscription Agreement shall be true in all material respects as of the Time of Closing, other than those representations and warranties which are qualified by materiality or reference to Material Adverse Effect, which shall be true in all respects as of the Time of Closing, provided that those representations and warranties which are expressly made only as of an earlier fixed date will be assessed only as of such earlier date;
(b)
the Corporation shall have complied in all material respects with all covenants and agreements herein agreed to be performed or caused to be performed by it;
(c)
no action, suit or proceeding shall have been instituted and be continuing by any Person to restrain, modify or prevent the consummation of the transactions contemplated by this Subscription Agreement;
(d)
no action shall have been taken by any Government Authority prohibiting or making illegal the execution and delivery of this Subscription Agreement or any transaction contemplated by this Subscription Agreement;
(e)
the Corporation shall have executed and delivered each of the Transaction Documents to which it is a party.

In case any of the foregoing conditions cannot be fulfilled on or before the Outside Date to the satisfaction of the Subscriber, acting reasonably, the Subscriber may terminate this Subscription Agreement by notice to the Corporation and Cassels and in such event the Corporation and the Subscriber shall be released from all obligations hereunder and upon receipt of such termination notice, Cassels is irrevocably directed to release the Subscription Amount to the Subscriber; provided, however, that the Subscriber may waive compliance with any condition, in whole or in part, without prejudice to its rights of termination in the event of the non-fulfillment of any other condition or conditions, and that the Closing of the transactions contemplated by this Subscription Agreement shall be deemed to be a waiver of any unfulfilled conditions.

ARTICLE 8

CLOSING
8.1
Closing

The Closing will take place at the Time of Closing on the Closing Date electronically via email or by such other means as may be agreed upon by the Parties.

8.2
Corporation Closing Deliveries

At or prior to the Closing, the Corporation shall deliver or cause to be delivered to the Subscriber the following Closing Documents, each in form and substance satisfactory to the Subscriber, acting reasonably:

(a)
a certificate of compliance with respect to the Corporation issued by Corporations Canada as at the Business Day prior to the Closing Date;
(b)
evidence acceptable to the Subscriber of ownership of the Purchased Securities and that the ownership of the Purchased Securities has been registered in the name of the Subscriber (or as the Subscriber may direct) in the share register of the Corporation by the Subscriber;
(c)
a certificate of the Corporation signed on behalf of the Corporation, without personal liability, by an executive officer of the Corporation, addressed to the Subscriber and dated the Closing Date, certifying that (i) the representations and warranties of the Corporation set forth in this Subscription Agreement are true and correct in all material respects as at the Closing Date (except (A) to the extent that such representations and warranties are qualified by materiality or by reference to Material Adverse Effect, such representations and warranties shall be true and correct in all respects; and (B) to the extent that such representations and warranties expressly speak of an earlier date, in which event, such representations and warranties shall be assessed as of such earlier date) and (ii) the Corporation has in all material respects performed its obligations and complied with the terms and conditions of this Subscription Agreement required to be performed or complied with on or prior to the Closing Date; and
(d)
such other instruments or documents, in registrable form or otherwise, as the Subscriber may reasonably require to complete the transactions contemplated by this Subscription Agreement.
8.3
Subscriber Closing Deliveries

At or prior to Closing, the Subscriber shall deliver or cause to be delivered to the Corporation, the following:

(a)
a certificate of the Subscriber, signed on behalf of the Subscriber, without personal liability, by an executive officer of the Subscriber, addressed to the Corporation and dated the Closing Date certifying that (i) all representations and warranties of the Subscriber set forth in this Subscription Agreement are true and correct in all material respects as at the Closing Date, with the same force and effect as if made by the Subscriber as at the Closing Date (except (A) to the extent that such representations and warranties are qualified by materiality such representations and warranties shall be true and correct in all respects; and (B) to the extent that such representations and warranties expressly speak of an earlier date, in which event, such representations and warranties will be assessed as of such earlier date) and (ii) the Subscriber has, in all material respects, performed all of its obligations and complied with the terms and conditions of this Subscription Agreement required to be performed or complied with on or prior to the Closing Date; and
(b)
such other instruments or documents, in registrable form or otherwise, as the Corporation may reasonably require to complete the transactions contemplated by this Subscription Agreement.
8.4
Break Fee
(a)
If at any time prior to the Closing Date, the Subscriber terminates this Subscription Agreement pursuant to Section 7.2 or the Corporation terminates this Subscription Agreement pursuant to Section 7.1, the Corporation shall pay the Break Fee to the Subscriber in respect of the damages which the Subscriber will suffer or incur as a result of the event giving rise to such damages and the resultant non-completion of the Offering.
(b)
In the event that the Break Fee becomes payable in accordance with Section 8.4(a) it shall be paid by the Corporation within five Business Days of the obligation to pay the Break Fee arising, in immediately available funds to, or as directed by, the Subscriber.
(c)
The Corporation and the Subscriber hereby acknowledge that the Break Fee is a payment of costs and liquidated damages which are a genuine pre-estimate of the costs and damages which the Subscriber will suffer or incur as a result of the event giving rise to such damages and the resultant non-completion of the Offering and is not a penalty. Notwithstanding anything in this Subscription Agreement to the contrary, the Subscriber agrees that (i) if the Break Fee is paid, the Break Fee shall be the sole and exclusive remedy of the Subscriber under this Subscription Agreement and (ii) the payment of the Break Fee when such Break Fee shall become due and payable by Corporation in accordance with this Section 8.4 shall be the sole and exclusive obligation of the Corporation to the Subscriber.
ARTICLE 9

MISCELLANEOUS

9.1 Further Assurances

Each of the Parties hereto upon the request of the other Party hereto, whether before or after the Closing Date, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2 Notices

(a)
Any notice, direction or other instrument required or permitted to be given to any Party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted electronically tested prior to transmission to such Party, as follows:

(i)
in the case of the Corporation, to:

TerrAscend Growth Corp.

3610 Mavis Road

Mississauga, Ontario

L5C 1W2

Attention: Chief Legal Officer

Email: [***]

with a copy to (which shall not constitute notice):

Cassels Brock & Blackwell LLP

40 King Street West, Suite 2100
Toronto, Ontario

M5H 3C2

Attention: Jonathan Sherman
Email: [***]

(ii)
in the case of the Subscriber, to:

TerInvest LLC

25 Adelaide Street East, Suite 1900

Toronto, Ontario

M5C 3A1

Attention: Enrico Moretti

Email: [***]

(b)
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted electronically, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.
(c)
Any Party hereto may change its address for service from time to time by notice given to the other Party hereto in accordance with the foregoing provisions.

9.3 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4 Costs and Expenses

The Corporation shall pay the reasonable and documented Canadian legal fees incurred by the Subscriber in connection with this Subscription Agreement and the transactions herein contemplated (subject to a maximum of CAD$10,000, exclusive of disbursements and applicable taxes).

9.5 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the Parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

9.6 Entire Agreement

This Subscription Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the Parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the Parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties hereto.

9.7 Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, PDF or faxed form and the Parties adopt any signatures received by PDF or a receiving fax machine as original signatures of the Parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

9.8 Indemnity

The Subscriber, or any authorized agent thereof, hereby agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents, advisers, shareholders and affiliates from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

9.9 Assignment

This Subscription Agreement may not be assigned by any Party except with the prior written consent of the other Party hereto.

9.10 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any Party), administrators and permitted assigns.

9.11 Language

It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English only. Il est de la volonté expresse du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise uniquement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF this Subscription Agreement has been executed by the Parties.

TERRASCEND GROWTH CORP.

Per: “Ari Unterman”

Authorized Signing Officer

TERINVEST LLC

Per: “Ross Berman”

Authorized Signing Officer

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

Schedule “A”

Accredited Investor Status Certificate

ACCREDITED INVESTOR STATUS CERTIFICATE

TERRASCEND GROWTH CORP.

This Certificate is being distributed to certain individuals and/or entities which may be offered the opportunity to purchase securities (the “Securities”) of TerrAscend Growth Corp., a corporation governed by the federal laws of Canada (the “Corporation”). The purpose of this Certificate is to assure the Corporation that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Certificate, the undersigned agrees that this information may be provided by the Corporation to its legal and financial advisors (including Cassels Brock & Blackwell LLP and Cooley LLP), and the Corporation and such advisors may rely on the information set forth in this Certificate for purposes of complying with all applicable securities laws and may present this Certificate to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Corporation of any material change in any of such information prior to the undersigned’s investment in the Corporation.

For Individual Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation:

[__] The undersigned’s income during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000.

[__] The undersigned’s net worth, including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

[__] The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82).

285122756 v3

[__] The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence.

[__] The undersigned cannot make any of the representations set forth above.

285122756 v3

For Entity Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[__] The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[__] The undersigned is a bank, an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state, any investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act, an insurance company, an investment company registered under the United States Investment Company Act of 1940, as amended, a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the Advisers Act.

[__] The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[__] The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

[__] The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,2 either individually or upon a joint basis with such individual’s spouse or spousal equivalent, as applicable, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Act), or has had an individual income1 in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse or spousal equivalent, as applicable, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[__] The undersigned is an entity, of a type not listed in any of the paragraphs above, which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

[__] The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in

285122756 v3

financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[__] The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the above paragraph and whose prospective investment is directed by such family office pursuant to clause (iii) of the above paragraph.

[__] The undersigned cannot make any of the representations set forth above.

285122756 v3

In Witness Whereof, the undersigned has executed this Certificate as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

285122756 v3